Exhibit 23.4

CONSENT OF CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-63480) of Constellation Brands, Inc. of our report dated March 6, 2003, except for notes 37 and 38 for which the date is April 23, 2003, relating to the financial statements of BRL Hardy Limited, which appears in the Current Report on Form 8-K/A of Constellation Brands, Inc. filed on June 9, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers

Adelaide, Australia

July 11, 2003